UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2005
SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)
5125 Lankershim Boulevard, North Hollywood, California 91601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
     On September 23, 2005, Save the World Air, Inc. (the “Company”) concluded a private offering of units ( the “Units”) comprised of its 9% Convertible Promissory Notes due July 31, 2006 (the “Notes”) and Warrants to purchase shares of the Company’s common stock which expire August 31, 2007 (the “Warrants”). The Notes are convertible at $0.70 per share of common stock and the Warrants have an exercise price of $1.00 per share. The Company has concluded this offering after raising an aggregate of $953,720 from 23 purchasers in connection with the sales of the Units. If all the Notes were converted and all the Warrants were exercised, the Company would be obligated to issue an aggregate 3,406,134 shares of its common stock.
     The issuances of shares and warrants described above were made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, or Regulations D or S promulgated thereunder.
Item 9.01 Financial Statements and Exhibits
     None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2005	SAVE THE WORLD AIR, INC.
	By:	/s/ Eugene E. Eichler
Eugene E. Eichler
President and Chief Financial Officer